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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form S-4 of Viskase Companies, Inc. of our report dated March 14, 2003 relating to the financial statements and financial statement schedule of Viskase Companies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Chicago, Illinois
December 20, 2004